Exhibit 10.1
CONFIDENTIAL

PATENT RIGHTS AGREEMENT

This PATENT RIGHTS AGREEMENT (this “Agreement”) is entered into by and between Marathon Patent Group, Inc., a Nevada corporation, with a place of business at 2331 Mill Road, Suite 100, Alexandria, VA 22314 (“Marathon”), and RPX Corporation, a Delaware corporation, with a principal place of business at One Market Plaza, Steuart Tower, Suite 800, San Francisco, CA 94105 (“RPX”), on the date when this Agreement has been executed by both of Marathon and RPX (the “Effective Date”).  Each of Marathon and RPX is a “Party”, and collectively, are referenced as the “Parties”.

WHEREAS, for purposes of this Agreement only, Marathon has been given all requisite legal right, power and authority, as the managing member, to deliver to RPX each of the Relay (as defined below) and Sampo (as defined below) Related Agreements (as defined below), executed by each of Relay and Sampo, as appropriate;

WHEREAS, RPX desires to execute the Related Agreements with each of Relay and Sampo, respectively; and

WHEREAS, Marathon will cause each of Relay and Sampo, respectively, to execute each of the Related Agreements and perform the obligations thereunder, provided that the preconditions as described herein shall have been met;

NOW, THEREFORE, in consideration of the premises and covenants herein contained, RPX and Marathon agree as follows:

Definitions

As used herein, the following terms shall have the following meanings:

“Affiliate(s)” of an Entity shall mean any and all Entities, now or in the future and only for so long as the Control exists, that are Controlled by (directly or indirectly), or under common Control with, the Entity.

“Agreement” shall have the meaning ascribed to it in the preamble.

“Bankruptcy Code” shall have the meaning ascribed to it in Section 5.10.

“Claims” shall mean any and all claims, counterclaims, third-party claims, contribution claims, indemnity claims, demands, actions, liabilities, damages, losses, causes of action, and all other claims of every kind and nature in law or equity, whether arising under state, federal, international or other law, which arise from or relate to in any way the Patents, or which are (currently or in the future) or were asserted in, could have been asserted in, or which arise from the same transactions or occurrences as those claims that are (currently or in the future) or were asserted in any litigations, in each such case solely with respect to the Patents, whether such claims are absolute or contingent, in tort, contract or otherwise, direct or indirect, present or future, known or unknown, that exist or may have existed prior to the Effective Date.

“Control” shall mean the legal, beneficial, and/or equitable ownership of more than fifty percent (50%) of (i) the voting power representing the right to vote for directors or other managing authority, (ii) equity ownership interest in an Entity, or (iii) other ownership interest in an Entity.

“Effective Date” shall have the meaning ascribed to it in the preamble.

“Entity” shall mean a corporation, association, partnership, business trust, joint venture, limited liability company, proprietorship, unincorporated association, individual or other entity that can exercise independent legal standing.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Expanded License Fee Payment” shall have the meanings given in each of: (i) the Patent License and License Option Agreement between Relay and RPX appended hereto as Exhibit A, as well as (ii) the Patent License and License Option Agreement between Sampo and RPX appended hereto as Exhibit B.  When made, Expanded License Fee Payments shall be made in accordance with Section 1 herein.

“License Fee” shall have the meaning ascribed to it in Section 1.1.

“Marathon” shall have the meaning ascribed to it in the preamble.

“Party” and “Parties” shall have the meanings ascribed to them in the preamble.

“Patents” shall mean, collectively, the patent assets made the subject of each of the Related Agreements with each of Relay and Sampo.  Any one of the foregoing is a “Patent”.

“Related Agreements” shall mean, collectively, (i) the Patent License and License Option Agreement between Relay and RPX set forth in Exhibit A; and (ii) the Patent License and License Option Agreement between Sampo and RPX set forth in Exhibit B.

“Relay” shall mean Relay IP, Inc., a Delaware corporation with a place of business at 2331 Mill Road, Suite 100, Alexandria, VA 22314.

“RPX” shall have the meaning ascribed to it in the preamble.

“RPX Licensee” shall have the meaning ascribed to it in Section 1.2(b).

“Sampo” shall mean Sampo IP, LLC, a limited liability company organized and existing under the laws of Virginia, with a place of business at 2331 Mill Road, Suite 100, Alexandria, VA 22314.

“Section 1542” shall have the meaning ascribed to it in Section 4.3(b).

“Underlying Claim” shall have the meaning ascribed to it in Section 4.2(b).

Section 1.	Fees, Execution of Related Agreements

1.1           Fees.  Within ten (10) business days following the Effective Date of this Agreement and the Related Agreements, RPX shall pay to Marathon the amount of [*] (the “License Fee”).  Payments made under this Agreement shall be made via wire transfer, without deduction of taxes or banking fees of any kind, per the following wire account information:

Bank Name:                                           [*]
Bank Address:

Routing No:
Routing Beneficiary:
Beneficiary Acct. No.:

1.2           Execution of Related Agreements.

(a)           Effective upon the Effective Date, Marathon shall deliver to RPX the following agreements: (i) the Relay Patent License and License Option Agreement attached hereto as Exhibit A, executed by Relay; and (ii) the Sampo Patent License and License Option Agreement attached hereto as Exhibit B, executed by Sampo.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)           Upon RPX’s payment to Marathon of the applicable Expanded License Fee Payment and RPX providing Marathon with written notice that RPX has granted a sublicense to a particular Entity and its Affiliates pursuant to the Related Agreement with Relay, Marathon shall immediately obligate Relay to fulfill its obligations as set forth in Exhibit A with respect to each such Entity and its Affiliates who have been granted a sublicense thereunder.  Upon RPX’s payment to Marathon of the applicable Expanded License Fee Payment and RPX providing Marathon with written notice that RPX has granted a sublicense to a particular Entity and its Affiliates pursuant to the Related Agreement with Sampo, Marathon shall immediately obligate Sampo to fulfill its obligations as set forth in Exhibit B with respect to each such Entity and its Affiliates who have been granted a sublicense thereunder.  Any Entity (including such Entity’s Affiliates) that is granted a sublicense under the Patents by RPX in accordance with any of the Related Agreements shall be deemed an “RPX Licensee” for purposes of this Agreement.

Section 2.                      Representations and Warranties

2.1           Representations and Warranties of Marathon.  Marathon, on behalf of itself and Relay and Sampo, represents and warrants that as of the Effective Date:

(a)           it has all requisite legal right, power, and authority to execute and/or deliver all documents required to be executed (including this Agreement) and to perform all of its  obligations under and grant (or cause to be granted) all rights in accordance with this Agreement;

(b)           it has all requisite legal right, power, and authority to cause Relay and Sampo, respectively, to execute and deliver each of the Related Agreements, and to cause Relay and Sampo, respectively, to perform each of its obligations under each of the Related Agreements;

(c)           each of Relay and Sampo have, good and marketable title to the Patents (including, without limitation, all right, title, and interest in the Patents and the sole and exclusive right to sue for past, present and future infringements thereof); it has the legal right to grant the Release set forth in Section 4.3, and it has provided to RPX accurate and complete copies of all agreements under which Relay and Sampo obtained by assignment or otherwise such title and/or exclusive rights to such Patents;

(d)           it has not entered, and shall not enter into, any agreement that would materially impair or conflict with its obligations hereunder;

(e)           the performance of this Agreement does not, and will not, conflict with or result in a breach of any agreement to which it is bound; and

(f)           aside from the Patents, it does not have any rights under any patents, inventions, or pending or future applications for patents under U.S. law or regulation, or law or regulation of any foreign country and/or patentable inventions which claim priority to any of the Patents.  Except as expressly set forth in each of the Related Agreements, to the extent that any patents or patent applications relating to the Patents do not appear in the Related Agreements, their omission from the Related Agreements was inadvertent and such patents and patent applications were intended to be, and shall be treated as if they were, included in the Related Agreements.

2.2           Representations and Warranties of RPX.  RPX represents and warrants that it has all requisite legal right, power, and authority to execute, deliver, and perform this Agreement.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 3.                    Covenants

3.1           Covenants of Marathon. In addition to and without limiting any other covenants contained in this Agreement, Marathon, on behalf of itself and its Affiliates, including but not limited to Relay and Sampo, further covenants as follows:

(a)           it will not enter into any agreement that would materially impair or conflict with its obligations hereunder;

(b)           it will cause Relay and Sampo, respectively, to execute and deliver each of the Related Agreements, and to cause Relay and Sampo, respectively, to perform each of its obligations under each of the Related Agreements; and

(c)           in the event that RPX provides written notice to Marathon that it (or any of its Affiliates), Relay and Sampo has breached any provision of this Agreement, or any provision of any of the Related Agreements, Marathon (or its Affiliates, including but not limited to Relay and Sampo, as applicable) will within five (5) business days cure such breach, and, to the extent that Marathon fails to promptly take such action, Marathon will promptly reimburse the damaged party for any reasonable costs (including attorneys’ fees) incurred as a result of such violation.

3.2           Covenants of RPX.                                In addition to and without limiting any other covenants contained in this Agreement, RPX, on behalf of itself and its Affiliates, further covenants that it will not enter into any agreement that would materially impair or conflict with its obligations hereunder.

Section 4.                    Disclaimers, Indemnification and Releases

4.1           Disclaimer.  NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 2 AND 3 ABOVE, AND EACH PARTY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.  EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 2 AND 3, NEITHER PARTY GIVES THE OTHER PARTY ANY ASSURANCE:

(A) REGARDING THE PATENTABILITY OF ANY CLAIMED INVENTION IN, OR THE VALIDITY OF, ANY PATENT, OR

(B) THAT THE MANUFACTURE, USE, SALE, OFFERING FOR SALE, IMPORTATION, EXPORTATION, OR OTHER DISTRIBUTION OF ANY PRODUCT OR SERVICE DISCLOSED AND CLAIMED IN ANY PATENT BY ANY RPX LICENSEE OR ANYONE ELSE WILL OR WILL NOT CONSTITUTE AN INFRINGEMENT OF SUCH RIGHTS OR ANY INTELLECTUAL PROPERTY RIGHTS OF ANY OTHER PERSONS OR ENTITIES.

4.2           Indemnification.

(a)           Marathon shall defend, indemnify and hold harmless RPX and its Affiliates, and their directors, officers, agents and employees from and against any and all actual or pending claims, losses, expenses, damages, or other liabilities, including reasonable attorneys’ fees and expenses, including those incurred in any dispute between the Parties (where such claims losses, expenses, damages, or other liabilities have been incurred as a result Marathon’s breach under this Section 4.2(a)), with any third party, or in any enforcement of this provision, arising out of, relating to, or based upon Marathon’s or its Affiliates’ material breach of any representation, warranty or covenant in this Agreement.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)           In addition to any other remedies available to RPX, in the event that RPX shall have a claim under Section 4.2(a), RPX shall promptly notify Marathon in writing of the claim, action, suit, proceeding or other circumstances giving rise to the claim for indemnification (collectively, the “Underlying Claim”); provided, however, that the failure to give such notice shall release Marathon of its indemnification obligations only to the extent that Marathon is prejudiced by such failure.  Upon receipt of such notice of an Underlying Claim, Marathon may, by written notice to RPX delivered within twenty (20) business days after receiving such notice of the Underlying Claim, assume the sole defense and control of any third-party claim with its own counsel and at its own expense but shall allow RPX (or its applicable Affiliates) a reasonable opportunity to participate in the defense of such third-party claim with its own counsel and at its own expense.  RPX (or its applicable Affiliates) may take any actions reasonably necessary to defend such third-party claim prior to the time that it receives a notice as contemplated by the preceding sentence.  Marathon shall not settle any such claim other than for the payment of money without the prior written consent of RPX (or the applicable Affiliate), which consent shall not be unreasonably withheld or delayed.  RPX will provide Marathon, at Marathon’s expense, with all assistance, information and authority reasonably required for the defense and settlement of the Underlying Claim.  In no event shall Marathon’s liability under this Section 4.2 exceed the cumulative amount actually paid by RPX to Marathon under (i) this Agreement, plus (ii) each of the Related Agreements.

4.3           Release.

(a)           Subject to the terms of this Agreement and effective upon the Effective Date, Marathon shall automatically be deemed to, and hereby does, forever waive and release all Claims, if any, with respect to the Patents, known or unknown, that it may have against RPX, any RPX Affiliate, any RPX Licensee, or any other Entity granted a sublicense by RPX under the Patents in accordance with this Agreement or the Related Agreements.  The foregoing notwithstanding, however, no release is given under the Patents made the subject of the Related Agreement with Relay and Sampo to any Entity that becomes an RPX Licensee after the Effective Date (including that Entity’s Affiliates) unless and until Marathon receives the required Expanded License Fee Payment with respect to any such Entity.

(b)           Marathon understands and agrees that the releases set forth in Section 4.3(a) shall extend to any and all Claims with respect to the Patents described in Section 4.3(a) of every nature and kind whatsoever, whether such Claims are known or unknown, suspected or unsuspected, and any and all rights that may exist under Section 1542 of the California Civil Code (“Section 1542”) within the scope of the release set forth in Section 4.3(a) are expressly waived.  Marathon expressly acknowledges that it has read Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Marathon understands and agrees that Section 1542, if applicable herein, gives it the right not to release existing claims of which it is not now aware of and does not suspect to exist, unless it voluntarily chooses to waive this right.  Even though Marathon is aware of this right, it nevertheless hereby voluntarily waives the right described in Section 1542, and elects to assume all risks for Claims with respect to the Patents that now exist in its favor, known or unknown, arising from the subject matter of the release set forth in Section 4.3(a), and expressly waives any rights under any other statutes or common law principles of similar effect.  If, contrary to the specific intent of Marathon, any Claims with respect to the Patents released under Section 4.3(a) are deemed to exist or survive despite the releases given in Section 4.3(a) above, Marathon hereby forever, expressly and irrevocably waives entitlement to all such released Claims with respect to the Patents, known and unknown, prior to the Effective Date, and it is expressly agreed that the provisions of Section 1542 do not apply.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 5.                      Miscellaneous

5.1           Binding Effect and Assignment.  This Agreement shall not be binding upon the Parties until it has been signed herein below by or on behalf of each Party.  This Agreement shall be binding on, and shall inure to the benefit of, the Parties hereto and their respective Affiliates, successors and assigns.  No amendment or modification hereof shall be valid or binding upon the Parties unless made in writing and signed as aforesaid.

5.2           Notices.  Notices and other communications relevant to this Agreement or to any of the Patents shall be sent by electronic mail, hand delivery, or by registered or certified mail to the following address, or to such other address as may be given by notice hereafter, and shall be effective upon sending, if sent by electronic mail, as proven by electronic date stamp, or upon receipt if sent by registered or certified mail, as proven by a post office delivery receipt:

For Marathon:

For RPX:

[*]

5.3           Severability.  If any section of this Agreement is found by competent authority to be invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such section in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the Parties.

5.4           Governing Law.  This Agreement, including its formation, shall be governed by and construed, and the legal relations between the Parties hereto shall be determined, in accordance with the law of the State of California, United States of America, as such law applies to contracts signed and fully performed in such State, without regard to the principles of conflicts of law thereof.

5.5           Section Headings.  The headings of sections are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

5.6           Confidentiality.  Neither Party hereto shall disclose the terms of this Agreement to any third party, without the prior written consent of the other Party.  This obligation is subject to the following exceptions: (a) disclosure by the Parties and/or their Affiliates is permissible if this Agreement is required (by depositions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to be disclosed to a third party, court, tribunal, regulatory authority or similar third party, and the Party from whom such disclosure is required (the "Disclosing Party")  shall: (i) provide  the other Party  with prompt written notice of such requirement(s) so that such other Party may seek an appropriate protective order or waive compliance with the provisions of this Agreement; and (ii) consult with and cooperate with  such other Party in a timely manner concerning any attempt that may be made by  such other Party  to resist or narrow the request(s) or to obtain an order or other reliable assurance that confidential treatment will be accorded all or portions of such information.  It is further agreed that in the absence of a protective order or a receipt of a waiver under this Agreement, if in the reasonable opinion of the Disclosing Party's counsel, it is nonetheless compelled to disclose confidential information to any third party or tribunal or, failing disclosure, risk being liable for contempt or risk censure or penalty, then, after giving the notice required by subsection 5.6(a)(i) above, the Disclosing Party may disclose such information to such third party or tribunal without liability to the other Party or any other person (provided that such Disclosing Party limits such disclosure only to the minimum portions that are required to be disclosed); (b) disclosure by the Parties and/or their Affiliates is permissible if required by government or court order, provided that the Disclosing Party first gives the other Party prior written notice in order to enable that Party to seek a protective order (or equivalent protection), such permissible disclosure being limited to the terms legally required to be disclosed; (c) disclosure by the Parties and their Affiliates is permissible if otherwise required by law or any applicable securities

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

exchange rules or regulations, such permissible disclosure being limited to the terms legally required to be disclosed; (d) the Parties and their Affiliates may disclose this Agreement or its contents to the extent reasonably necessary, on a confidential basis, to its accountants, attorneys, and financial and intellectual property advisors; and (e) RPX and its Affiliates may disclose the Agreement to any RPX Licensees.  Notwithstanding anything else in this Agreement, either Party may disclose any information that was made publicly-available without a breach of this Agreement.

5.7           Entire Agreement.  This Agreement, including Exhibits A-B attached hereto, embodies the entire understanding of, and agreements between, the Parties with respect to the Patents and otherwise merges and supersedes all prior agreements, understandings, negotiations, and discussions between the Parties.  Neither Party shall be bound by any condition, definition, warranty, understanding or representation with respect to the subject matter hereof other than as expressly provided herein.

5.8           Counterparts.  This Agreement may be executed by the Parties in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.

5.9           Relationship of the Parties.  Nothing contained herein, or done in pursuance of this Agreement, will constitute the Parties entering into a joint venture or partnership or will constitute either Party hereto being the agent for the other Party for any purpose or in any sense whatsoever.

5.10           Licenses of Intellectual Property.  All rights, licenses and releases granted by Marathon, Relay and/or Sampo under this Agreement and/or any of the Related Agreements are, and shall otherwise be deemed to be, for the purpose of Section 365(n) of the United States Bankruptcy Code, as amended (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code.  The Parties hereto agree that RPX, RPX Affiliates, and RPX Licensees, as licensees or sublicensees of rights granted in this Agreement and/or the Related Agreements, shall retain and may fully exercise all their rights and elections under the Bankruptcy Code.  The Parties hereto further agree that, in the event that any proceeding shall be instituted by or against Marathon seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or it shall take any action to authorize any of the foregoing actions, the opposite Parties shall have the right to retain and enforce their rights under this Agreement and/or the Related Agreements, provided that they remain in full compliance with the terms and conditions thereof.

5.11           Authorship.  Neither Party shall be considered the author of this Agreement for the purpose of interpreting any provision herein.

5.12           Acknowledgement.  Marathon acknowledges that nothing in this Agreement shall require or shall be construed to require RPX or any RPX Affiliate to sue or threaten to sue (or instruct, encourage, or aid a third party to sue or threaten to sue) any Entity.

5.13           Termination and Survival.  Those provisions that, by their nature, are intended to survive termination or expiration of this Agreement shall so survive.  For the avoidance of doubt, all releases and covenants given by Marathon shall survive termination or expiration of this Agreement.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date set forth below.  Each individual signing below represents and warrants that he or she has authority to sign for and enter into this Agreement on behalf of his or her respective Party.

Agreed to:

MARATHON PATENT GROUP, INC.

By:_____________________________________

Name:___________________________________

Title:____________________________________

Date:____________________________________
Agreed to: RPX CORPORATION By:______________________________________ Name:___________________________________ Title:____________________________________ Date:____________________________________

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.